Exhibit 1.1
Country Style Cooking Restaurant Chain Co., Ltd.
5,000,000 American Depositary Shares
Representing
20,000,000 Ordinary Shares
UNDERWRITING AGREEMENT
September [     ], 2010
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
One Bryant Park
New York, NY 10036
U.S.A.
CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, NY 10010
U.S.A.
As Representatives of the Several Underwriters, as named in Schedule A hereto
Dear Sirs:
     1. Introductory. Country Style Cooking Restaurant Chain Co., Ltd., a Cayman Islands company (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the Underwriters, for whom you are acting as representatives (the “Representatives”), an aggregate of 5,000,000 American Depository Shares (“ADSs”), each ADS representing four ordinary shares, par value US$0.001 per share (the “Ordinary Shares”), of the Company. The 5,000,000 ADSs to be sold by the Company are herein called the “Firm Securities.” In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 750,000 ADSs (the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Firm Shares,” “Optional Shares” and “Offered Shares”).
     The ADSs purchased by the Underwriters pursuant to this Agreement will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be entered into among the Company, Citibank, N.A., as depositary (the “Depositary”), and owners and beneficial owners from time to time of the ADSs.
     The Company hereby acknowledges that, in connection with the proposed offering of the Shares and ADSs, it has requested the Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Designated Underwriter”) to administer a directed share program (the “Directed Share Program”) under which up to 300,000 Firm ADSs, or 6.0% of the Firm ADSs to be purchased by the Underwriters (the “Reserved ADSs”), shall be reserved for sale by the Designated Underwriter at the initial public offering price to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the ADSs by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and all

other applicable laws, rules and regulations. The number of ADSs available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved ADSs. To the extent that such Reserved ADSs are not orally confirmed for purchase by Directed Share Participants by 8:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved ADSs may be offered to the public as part of the public offering contemplated hereby. The Company has supplied the Designated Underwriter with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.
     2. Representations and Warranties
     (A) Representations and Warranties of the Company. The Company represents and warrants to, and agree with, the several Underwriters that:
     (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-169248) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (No. 333-169364) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement, on Form 8-A (No. 001-34869) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs (such registration statement on Form 8-A as amended through the time such registration statement becomes effective, being hereinafter referred to as the “Exchange Act Registration Statement”). For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or any amendment or supplement, or the Final Prospectus (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     As of the time of execution and delivery of this Agreement, the Initial Registration Statement and the ADS Registration Statement have been declared effective under the Act and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b). The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

     For purposes of this Agreement:
     “430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).
     “430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means [•]:00 [a/p]m (U.S. Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below,)) as evidenced by its being so specified in Schedule B to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission. The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A

“Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, and the rules of the New York Stock Exchange (“Exchange Rules”).
     “Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (b) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (c) Ineligible Issuer Status. (i) At the time of initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (d) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and, the preliminary prospectus, dated September 14, 2010 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, General Disclosure Package or Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, General Disclosure Package and Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries (as defined in Section 2(A)(g) below) taken as a whole (“Material Adverse Effect”). The Memorandum and Articles of Association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of the Memorandum and Articles of Association or other constitutive or organizational documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including each Closing Date.
     (g) Subsidiaries. (i) The Company does not own or control, directly or indirectly, any corporation or entity other than Country Style Cooking International Restaurant Chain Group Ltd. (“CSC Hong Kong”), a wholly owned subsidiary of the Company incorporated under the laws of Hong Kong, CSC (China) Management Co., Ltd. (“CSC China”), a wholly owned subsidiary of CSC Hong Kong incorporated under the laws of PRC, Chongqing Xinghong Growing Rich Management Co., Ltd., Sichuan Country Style Cooking Restaurants Co., Ltd., Xi’an Country Style Cooking Restaurants Co., Ltd., Changsha Growing Rich Country Style Cooking Restaurants Co., Ltd., Shanghai Growing Rich Country Style Cooking Restaurants Co., Ltd. and Wuhan Country Style Cooking Restaurants Co., Ltd. (each hereinafter referred to as an “Operating Subsidiary” and collectively as the “Operating Subsidiaries), each a wholly owned subsidiary of CSC China incorporated under the laws of PRC. CSC Hong Kong, CSC China and each of the Operating Subsidiaries shall be referred to hereinafter each as “Subsidiary” and collectively as the “Subsidiaries”. Other than the equity interests in CSC Hong Kong, CSC China and each of the Operating Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of, or otherwise control, any corporation, firm, partnership, joint venture, association or other entity. (ii) Each Subsidiary of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, General Disclosure Package and Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The constitutive documents of each Subsidiary comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. (iii) All of the issued and outstanding capital stock of CSC Hong Kong, CSC China and each of the Operating Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, and such capital stock is owned by the Company, directly or through a subsidiary, free from liens, encumbrances and defects.
     (h) Offered Securities and Capitalization. The Offered Securities and all other outstanding shares of share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, General Disclosure Package and Final Prospectus; all outstanding shares of share capital of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement, General Disclosure Package and Final Prospectus and to the description of such Offered Securities contained in the Final Prospectus; there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the Offered Shares to be sold by the Company, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing the ADSs; the ADSs to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, the PRC or the United States, except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus.
     (i) Operating Data of the Company. All operating data of the Company disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, including but not limited to, the average traffic per restaurant per day and the average table turnover per day, are true and accurate in all material respects.
     (j) Directors and Officers. None of the Company’s directors, director nominees or executive officers is a party to any legal, governmental or regulatory proceeding that causes such director or officer to be unsuitable for his or her position on the board or in the Company.
     (k) Independent Accountants. Deloitte Touche Tohmatsu CPA Ltd. which has certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.
     (l) No Finder’s Fee. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. There are no arrangements, agreements, understandings, payments or issuance with respect to the Company, its Subsidiaries, or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the FINRA.
     (m) Registration Rights. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).
     (n) Listing. The Offered Securities have been approved for listing on the New York Stock Exchange, subject only to notice of issuance.
     (o) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under applicable state securities laws.
     (p) Title to Property. The Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from and clear of all liens, charges, encumbrances, defects, claims, options or restrictions that would affect the value thereof or interfere with the use made or to be made thereof by them and the Company and each of its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would have a Material Adverse Effect.
     (q) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Offered Securities by the Company hereunder, the deposit of the Offered Shares with the Depositary against issuance of the ADRs evidencing the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents in connection with this offering will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject; (b) result in any violation of the provisions of the articles of association, business license or other constituent documents of the Company or any of its Subsidiaries; (c) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

     (r) Possession of Licenses and Permits; Compliance with Laws. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, the Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, General Disclosure Package and Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, the Company and its Subsidiaries are in compliance with all applicable laws in the jurisdictions to which such entities are subject.
     (s) Absence of Existing Defaults and Conflicts. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, neither the Company nor any of its Subsidiaries is (i) in violation of its respective Memorandum and Articles of Association or other constitutive documents, or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in each of (i) and (ii) that otherwise would not have a Material Adverse Effect.
     (t) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (u) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Upon due execution and delivery by the Depositary of ADRs evidencing Offered Securities and the deposit of Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, General Disclosure Package and Final Prospectus.
     (v) Description of Transaction Documents. Description of each Transaction Document in the Registration Statement, General Disclosure Package and Final Prospectus conforms in all material respects to such Transaction Document.
     (w) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or is threatened, except that otherwise would not have a Material Adverse Effect.
     (x) Possession of Intellectual Property. (i) The Company and its Subsidiaries own, possess or can acquire on reasonable terms trademarks, trade names, domain names, licenses, approvals, trade secrets, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, General Disclosure Package and Final Prospectus to be conducted by them; (ii) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries;

(iii) there is no pending or, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (v) none of the Company and its Subsidiaries is in violation of any Intellectual Property Rights of any third parties, and there is no pending or, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the violation of any of the terms of, any of such third parties’ Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company, or any of its Subsidiaries, or, is in violation of the rights of any third parties; except in each of (i) to (vi) above that otherwise would not have a Material Adverse Effect.
     (y) Environmental Laws. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws; and, there is no pending investigation which might lead to such a claim, except that otherwise would no have a Material Adverse Effect.
     (z) No Stabilization. Neither the Company nor any director, officer, agent, employee, affiliate or person acting on its behalf has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (aa) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, General Disclosure Package and Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent for the use of such data from such sources to the extent required.
     (bb) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley that are applicable and all applicable Exchange Rules. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv)

the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of assets of such entity. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, since the date of the most recent evaluation of the Internal Controls, there have been no significant changes in the Internal Controls or in other factors that could significantly affect the Internal Controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. The Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Initial Registration Statement, the Company and its Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of Sarbanes-Oxley.
     (cc) Absence of Accounting Issues. The Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.
     (dd) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, threatened or contemplated.
     (ee) Exhibits. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, General Disclosure Package and Final Prospectus that are not so filed or described.
     (ff) Financial Statements. The financial statements and the related notes thereto included in each Registration Statement, the General Disclosure Package and Final Prospectus comply in all respects with the applicable requirements of the Act and the Exchange Act and present fairly the financial position of the Company and its consolidated entities as of the dates shown and their results of operations and cash flows for the periods shown; such financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles applied on a consistent basis throughout the periods covered thereby; and the schedules included in each Registration

Statement, the General Disclosure Package and Final Prospectus present fairly the information required to be stated therein. The other financial and statistical data relating to the Company set forth in the General Disclosure Package and each Registration Statement are accurately presented and prepared based on the books and records of the Company. There are no financial statements or schedules (historical or pro forma) that are required to be included in the Registration Statement, General Disclosure Package and Final Prospectus but are not included as required.
     (gg) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, General Disclosure Package and Final Prospectus, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries, (iv) neither the Company nor any of its Subsidiaries has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, and (v) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
     (hh) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, General Disclosure Package and Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (ii) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current income and assets and projections as to the value of the Company’s ordinary shares and ADSs pursuant to this offering, the Company does not expect to be classified as a PFIC for its current taxable year.
     (jj) Payments in Foreign Currency. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or any other currency that may be converted into United State dollars and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any governmental agency having jurisdiction over the Company or any Subsidiary or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

     (kk) Application of Net Proceeds. The application of the net proceeds from the offering of the Offered Securities, as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company, any of its Subsidiaries or any Governmental Authorization applicable to any of the Company or any of its Subsidiaries.
     (ll) Taxes. The Company and its Subsidiaries have filed all tax returns that are required to be filed or have been granted extensions thereof; and the Company and its Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them. All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any Subsidiary (including any of their predecessors) as described in the Registration Statement, General Disclosure Package and Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.
     (mm) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the Founders, directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Act to be described in the Registration Statement, General Disclosure Package and Final Prospectus and that is not so described in such documents.
     (nn) No Immunity. None of the Company, its Subsidiaries or any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or U.S. federal court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents. The Company waives, to the extent permitted by law in the Transaction Documents not to plead or claim any such immunity in any legal action, suit or proceeding based on the Transaction Documents.
     (oo) Insurance. As disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, the Company and its Subsidiaries have such insurance covering their respective properties, operations, personnel and businesses as the Company considers customary for the business in which they are engaged; and neither the Company nor any of its Subsidiaries have (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain substantially similar coverage at reasonable cost from similar insurers as may be necessary to continue their businesses. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
     (pp) Business Practices. None of the Company and the Subsidiaries, or any of the respective executive officers or directors, or, any employees, representatives, consultants or agents of the Company or any Subsidiary has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any

Government Official (as defined below), with the intent or purpose of: (i) influencing any act or decision of such Government Official in his official capacity, (ii) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (iii) securing any improper advantage for the Company or any of the Subsidiaries, or (iv) inducing such Government Official to use his influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of the Subsidiaries in obtaining or retaining business for or with, or directing business to, any person. None of the Company and the Subsidiaries, or any of the respective executive officers or directors, or, any employees representatives, consultants or agents of the Company or any Subsidiary has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the proceeding sentence to a Government Officials in violation of anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope. As used in this subsection and elsewhere in this Agreement, “Government Official” means (A) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (B) any employee or official of a political party, (C) any candidate for political office or his employee, or (D) any employee or official of an international organization. For the avoidance of doubt, the term Government Official shall include any employee or official of a television station directly or indirectly owned or controlled by a government.
     (qq) Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or threatened.
     (rr) Compliance with OFAC. None of the Company, the Subsidiaries, or any of the Founders, the respective officers, employees, directors, representatives, consultants or agents of the Company or any Subsidiary, has conducted or entered into a contract to conduct any transaction with the governments or any subdivision thereof, agents or representatives, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company or the Subsidiaries has financed the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ss) No Restrictions on Dividends from Subsidiary. No subsidiary of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, any agreement or other instrument to which it is a party or is subject, from paying dividends to the Company, from making any other distribution on such subsidiaries’ capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company. All dividends declared by a subsidiary in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in United States dollars, subject to the successful completion of PRC formalities required for such remittance, and except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC.
     (tt) No Transfer Taxes. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, Hong Kong or the PRC, or any political subdivision or taxing authority thereof or therein in connection with (i) the deposit with the Depositary of Offered Shares by the Company against the issuance of ADRs evidencing Offered Securities, (ii) the sale and delivery by the Company of the Offered Securities to or for the respective accounts of the several Underwriters, (iii) the sale and delivery outside the Cayman Islands by the several Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated by this Agreement or (iv) the execution and delivery of the Transaction Documents.
     (uu) No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands, Hong Kong or the PRC or any authority thereof or therein, nor are any taxes imposed in the Cayman Islands, Hong Kong or the PRC on, or by virtue of the execution or delivery of, such documents.
     (vv) No Sale, Issuance or Distribution of Shares. The Company has not sold, issued or distributed any shares of its capital stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (ww) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.
     (xx) Transaction Documents under Cayman Law. Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of the Transaction Documents, it is not necessary that the Transaction Documents be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp duty if the Transaction Documents are executed in or brought into the Cayman Islands) in the Cayman Islands be paid on or in respect of the Transaction Documents or any other documents to be furnished hereunder.
     (yy) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, General Disclosure Package or Final Prospectus has been made without basis or has been disclosed other than in good faith.
     (zz) No Undisclosed Indebtedness or Arrangements. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of its Subsidiaries and any Founder, director or executive officer of the Company or any of its Subsidiaries or any person connected with such director or executive officer (including his/her spouse, minor children, any company or undertaking in which he/she holds a controlling interest);

there are no relationships or transactions between the Company or any of its Subsidiaries on the one hand and its Founders, affiliates, officers and directors or their shareholders, customers or suppliers on the other hand, which, although required to be disclosed, are not disclosed in the Registration Statement, General Disclosure Package and Final Prospectus.
     (aaa) No Undisclosed Benefits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any of its Subsidiaries, or to any other person other than as required by the applicable laws of the relecant iurisdictions in which the Company and its Subsidiaries conduct thir businesses; the Company and each Subsidiary are in compliance with all applicable laws relating to employee benefits in these jurisdictions, except where noncompliance would not have a Material Adverse Effect.
     (bbb) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Registration Statement, General Disclosure Package and Final Prospectus truly, accurately and completely in all material respects describes: (i) accounting policies which the Company believes are important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions; and the Board and management of the Company have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s independent registered public accounting firm and external counsel with regard to such disclosure.
     (ccc) Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Registration Statement, General Disclosure Package and Final Prospectus accurately and fully describes, in all material respects, all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Off-balance Sheet Commitments and Arrangements” in the Registration Statement, General Disclosure Package and Final Prospectus accurately and fully describes in all respects all off-balance sheet transactions, arrangements and obligations of the Company or its Subsidiaries.
     (ddd) Action against the Company. Under the laws of the Cayman Islands, no holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, except under the terms of the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.
     (eee) Authorization by the Company. The Registration Statement, all preliminary prospectuses, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement, and the filing of the same with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

     (fff) Choice of Law. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, General Disclosure Package and Final Prospectus. The Company and each of the Founders have the power to submit, and pursuant to Section 17 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company and each of the Founders have the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section 7.6 of the Deposit Agreement, have legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement, the General Disclosure Package, the Final Prospectus, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company and each of the Founders as provided hereof or in the Deposit Agreement.
     Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company and the Founders based upon the Transaction Documents and any instruments or agreements entered into for the consummation of the transactions contemplated therein (i) would be declared enforceable against the Company and the Founders without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the Cayman Islands, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court, and (ii) may be recognized and enforced by the courts of the PRC subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, General Disclosure Package and Final Prospectus. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.
     (ggg) Related Party Transactions. All the related party transactions required to be disclosed under the Securities Laws are disclosed in the Registration Statement, General Disclosure Package and Final Prospectus under the heading “Related Party Transactions,” and such disclosure is true and accurate in all material respects.
     (hhh) Merger or Consolidations. Neither the Company nor any of its Subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses that would have a Material Adverse Effect.

     (iii) Termination of Contracts. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, General Disclosure Package and Final Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or by any other party to any such contract or agreement, except where such actions would not have a Material Adverse Effect.
     (jjj) Compliance with PRC Regulations. Each of the Company and its Subsidiaries that were incorporated outside of the PRC has complied with, and has taken, or is in the process of taking steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.
     (kkk) PRC Mergers and Acquisitions Rules. The Company and each of its directors and officers who signed the Initial Registration Statement is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice. All governmental authorization required under applicable PRC Laws for the series of transactions or events conducted and completed to establish the current ownership structures of the Company and CSC China and the Operating Subsidiaries as described under “Corporate History and Structure” in the Registration Statement, General Disclosure Package and Final Prospectus have been obtained; such transactions and events and the current ownership structures of the Company and the CSC China and the Operating Subsidiaries, (A) are in compliance with all applicable PRC laws and regulations, including, without limitation, the PRC Mergers and Acquisition Rules; (B) do not violate, breach, contravene or otherwise conflict with any applicable PRC laws or statute, rule or regulation of any PRC governmental agency having jurisdiction over the Company and CSC China and the Operating Subsidiaries; (C) have not been challenged by any governmental agency and there are no legal, arbitration, governmental or other legal proceedings, pending before or threatened or contemplated by any governmental agency. The issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on the New York Stock Exchange or the consummation of the transactions contemplated by the Transaction Documents is not and will not be, as of the date hereof or at each Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.

     (lll) Affiliation. There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company, the Founders or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first submitted to the Commission.
     (mmm) Representation of Founders, Officers and/or Directors. Any certificate signed by any Founder, officer or director of the Company and delivered to the Representatives as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.
     (B) Representations and Warranties of the Founders. Each of Ms. Hong Li and Mr. Xingqiang Zhang (collectively, the “Founders”), jointly and severally represents and warrants as to and in respect of itself to, and agrees with, each of the Underwriters and the Company that:
     (a) (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (b) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and, the preliminary prospectus, dated September 14, 2010 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, General Disclosure Package or Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Founder; and to ensure the legality, validity, enforceability or admissibility into evidence in the PRC, Cayman Islands, or Hong Kong of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the PRC, Cayman Islands, or Hong Kong or that any stamp or similar tax in the PRC, Cayman Islands, or Hong Kong be paid on or in respect of this Agreement or any other documents to be furnished hereunder;
     (e) No governmental authorizations are required for the execution and delivery by such Founder of this Agreement; and such Founder has full legal right, power and authority (corporate and other) to enter into this Agreement;
     (f) The compliance by such Founder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Founder is a party or by which such Founder is bound, or to which any of the property or assets of such Founder is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over such Founder or the property of such Founder;
     (g) Neither such Founder nor any of its affiliates, nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the ADSs; and
     (h) Each Founder that is a PRC resident or PRC citizen is in compliance with any applicable SAFE Rules and Regulations (as defined below), including without limitation, having completed or being in the process of completing any registration and other procedures required under applicable SAFE Rules and Regulations.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of [•] per ADS (representing the initial public offering price less underwriting commissions and concessions), the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto, plus any additional number of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof (rounded up or down at the discretion of the Representatives to avoid fractions).
     The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of DTC in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at [•] A.M., U.S. Eastern time, on [•], or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Simpson Thacher & Bartlett LLP at 35/F, ICBC Tower, 3 Garden Road, Central, Hong Kong, at least 24 hours prior to the First Closing Date.
     In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the same purchase price per ADS to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time not more than 30 days subsequent to the date of the Final Prospectus and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Simpson Thacher & Bartlett LLP at a reasonable time in advance of such Optional Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     5. The Company agrees with the several Underwriters that:
     (a) Additional Filings. Unless filed pursuant to Rule 462(b) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., U.S. Eastern time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.
     (e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final

Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., U.S. Eastern time, on the second business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.
     (g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.
     (h) Payment of Expenses. The Company covenants and agrees with each of the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statements, any preliminary prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and amendments or supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Deposit Agreement, the Blue Sky Memorandum, any dealer agreements, any powers of attorney, any closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities, (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state or foreign securities laws, (iv) all filing fees in connection with the application for including the Offered Securities for listing on the NYSE and any registration thereof under the Exchange Act, (v) all fees and expenses in connection with any required review by the FINRA of the terms of the sale of the Offered Securities, (vi) the cost of preparing certificates representing the Offered Securities, (vii) the cost and charges of any transfer agent or registrar for the Offered Securities, (viii) all the costs and expenses relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered Securities to prospective investors, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, accommodation and meal expenses, and other road show expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, which have been paid by the Representatives on behalf of the Company and shall be reimbursed by the Company to the Representatives; (ix) any taxes as provided under Section 5(1) hereunder, (x) all expenses in connection with the road show reasonably incurred by the Underwriters up to US$[ ].

in connection with the transactions contemplated by this Agreement, (xi) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of the DTC, (xii) all expenses and taxes arising as a result of the deposit by the Company of the Offered Shares with the Depositary and the issuance and delivery of the ADRs evidencing the Offered Securities in exchange therefor by the Depositary to the Company, of the sale and delivery of the Offered Securities by the Company to or for the account of the Underwriters and of the sale and delivery of the Offered Securities by the Underwriters to each other and to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any of the Cayman Islands, Hong Kong and PRC income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of the Offered Securities pursuant to this Agreement, (xiii) the fees and expenses of the Depositary as agreed by the Company and the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of Offered ADSs), (xiv) the fees and expenses of the authorized agent (as defined in Section 17 hereof), and (xv) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this subsection. Except as expressly provided in this section, the Company will not pay any fees, disbursements or expenses of the counsel to the Underwriters (other than the fees, disbursements or expenses of the Underwriters’ special counsel for the Directed Share Program). The Company hereby agrees that the Representatives may deduct and withhold from the gross proceeds to be paid to the Company the underwriting commission and a portion of the gross proceeds in an estimated amount, which is mutually agreed upon by the Company and the Underwriters, with regard to the expenses incurred by the Company but paid by the Underwriters on behalf of the Company and the expenses incurred by the Underwriters and the Company agrees to reimburse pursuant to this section.
     (i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, General Disclosure Package and Final Prospectus. The Company does not intend to use any of the proceeds from the sale of the Offered Securities by it hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (j) No Stabilization. Neither the Company nor any director, officer, agent, employee, affiliate or person acting on its behalf will take, directly or indirectly, any action designed, or which will constitute or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (k) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of the Transaction Documents. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     (l) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or ADSs (the “Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of the Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase the Lock-Up Securities, (iii)

enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to the Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. The foregoing will not apply to (A) the issuance of the ordinary shares represented by the ADSs to be sold in this offering and the sale of such ADSs; (B) the grant of employee stock options, restricted shares or other awards pursuant to the terms of the Company’s existing Share Incentive Plan; or (C) the issuance of ordinary shares of the Company upon the vesting of options or restricted share units outstanding as of the date of this Agreement. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
     (m) Listing of Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on the New York Stock Exchange and maintain the listing of the Offered Securities on the New York Stock Exchange.
     (n) Deposit of Shares. The Company will, prior to the First Closing Date or the Additional Closing Date, as the case may be, deposit the Offered Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at the Closing Date or the Additional Closing Date, as the case may be.
     (o) Filing of Reports. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.
     (p) License of Trademarks. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Offered Securities.
     (q) Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands.
     (r) Compliance with SAFE Rules and Regulations. The Company will comply in all material respects with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), and will use its best efforts to cause its directors, officers, option holders and shareholders named in the Company’s share register that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (s) Interim Financial Statements. The Company will furnish to the Representatives as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(a) hereof.
     (t) Accounting Controls. The Company and its Subsidiaries will undertake measures to implement, by the time such systems are required by the Exchange Act, systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (u) Compliance with Laws. The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.
     (v) OFAC. The Company will not directly or indirectly use the proceeds of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (w) Transfer Restrictions. The Company will at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements entered into pursuant to Section 7(p) hereof and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares. And the Company will not release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce the Depositary Agreement and the Depositary Letter (as defined in Section 7(r), without the prior written consent of the Representatives during the Lock-up Period. The Company will retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.
     (x) Prior to each Closing Date, the Company will not issue any press release or other communication directly or indirectly and will not hold any press conference with respect to the Company, any of the Subsidiaries or the Variable Interest Entity, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, any of the Subsidiaries or the Variable Interest Entity, or the offering of the ADSs, without the prior consent of the Representatives.
     (y) To cause each Directed Share Participant to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by the FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved ADSs during such period of time as may be required by the FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved ADSs are offered in connection with the Directed Share Program.
     6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including making timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the General Disclosure Package or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Founders (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Founders of their respective obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, from Deloitte Touche Tohmatsu CPA Ltd. in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.
     (b) Effectiveness of Registration Statement. The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., U.S. Eastern time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5 (a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects or of the Company and the Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered ADSs; (ii) any loss or interference with the Company’s or any Subsidiary’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or any change in the share capital or short-term debt or long term debt of the Company or any of the Subsidiaries, the effect of which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (iii) a change in U.S., the PRC, the Cayman Islands or international financial, political or economic conditions or currency exchange rates, exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. federal, New York, PRC or the Cayman Islands authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or the Cayman Islands; (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the Cayman Islands or the PRC, any declaration of war by the U.S. Congress, the PRC or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (d) Adverse Developments in PRC Mergers and Acquisitions Rules. There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the PRC Mergers and Acquisitions Rules and Related Clarifications, which in the sole judgment of the

Representatives after consultation with the Company, would make it inadvisable to proceed with the public offering or the delivery of the Offered Securities at the First Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.
     (e) Opinion of United States Counsel for the Company. The Representatives and the Depositary shall have received an opinion or opinions from Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.
     (f) Opinion of United States Counsel for Underwriters. The Representatives shall have received an opinion or opinions from Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) Opinion of PRC Counsel for the Company. The Company shall have received an opinion from Jingtian & Gongcheng Attorneys at Law, PRC counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives. A copy of such opinion shall have been provided to the Representatives and Depositary with consent from such counsel.
     (h) Opinion of PRC Counsel for Underwriters. The Representatives shall have received an opinion from Fangda Partners, PRC counsel for the Underwriters, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (i) Opinion of Cayman Islands Counsel for the Company. The Representatives and the Depositary shall have received an opinion from Maples and Calder, Cayman Islands counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.
     (j) Opinion of Hong Kong Counsel for the Company. The Representatives shall have received an opinion from Li & Partners, Hong Kong counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.
     (k) Opinion of Counsel for the Depositary. The Representatives shall have received an opinion from Patterson Belknap Webb & Tyler LLP, the counsel for the Depositary, dated such Closing Date, in form and substance satisfactory to the Representatives.
     (l) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; all operating data disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, including but not limited to, the average traffic per restaurant per day and the average table turnover per day, are true and accurate in all material respects; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, General Disclosure Package and Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus or as described in such certificate.
     (m) Chief Executive Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing date, of the Chief Executive Officer of the Company , in form and substance satisfactory to the Representatives.
     (n) Founders’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of each of the Founders, in which each of the Founders shall state that: the representations and warranties of him/her in this Agreement are true and correct as of such Closing Date; and each of the Founders has complied with all agreements and satisfied all conditions on his/her part to be performed or satisfied hereunder at or prior to such Closing Date.
     (o) Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the directors, officers, existing shareholders of the Company and each stock option holder of the Company, such parties to the Lock-up Agreements are listed in Annex I hereto, substantially in the form and substance set forth in Annex II hereto.
     (p) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.
     (q) Depositary’s Letter. The Company shall have entered into a side letter agreement with the Depositary, substantially in the form and substance set forth in Annex III hereto (the “Depositary Letter”), instructing the Depositary, during the Lock-Up Period, not to accept any deposit by the persons specified therein of any Ordinary Shares into the Company’s ADR facility or issue any new ADRs evidencing American Depositary Shares to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company.
     (r) Depositary’s Certificates. The Depositary shall have furnished or caused to be furnished to you at such Closing Date, certificates satisfactory to you evidencing the deposit with it of the Offered Shares being so deposited against issuance of ADRs evidencing the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.
     (s) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities.

     (t) Additional Documents. On or prior to such Closing Date, the Representatives shall have been furnished with such documents and opinions as they may require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Offered Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives.
     (u) Exchange Listing. The Offered Securities shall have been approved to be listed on the New York Stock Exchange.
     (v) DTC Settlement. On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.
     (w) No litigation. There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliant, unlawful or illegal, under PRC laws, rules and regulations or otherwise, the issuance and sales of the Offered Securities, the listing and trading of the Offered Securities on the New York Stock Exchange or the transactions contemplated by Transaction Documents.
     (x) Filing of Amendments. No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Statutory Prospectus shall have been filed to which the Representatives object in writing.
     (y) Payment of Commission Fees. The Company shall have paid the required Commission filing fees relating to the Offered Securities in such amount and within the time frame provided in the Act and the Rule 456(b)(1) thereunder.
     (z) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.
     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     If any condition specified in this Section shall not have been fulfilled or waived when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on a Optional Closing Date which is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Securities shall be deemed terminated by the Company at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be unless as otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 11.
     8. Indemnification and Contribution.

     (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or the Directed Share Program, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection.
     (b) Indemnification of Underwriters by the Founders. Each of the Founders, severally and jointly, agrees to indemnify and hold harmless each Indemnified Party to the same extent as the indemnity and expenses reimbursement set forth in paragraph (a) above; provided, however, that each Founder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any violations of any provisions set forth in Section 2(B). Notwithstanding any provisions to the contrary in this Agreement, in no event shall the aggregate liability of the Founders to the Underwriters pursuant to this Agreement shall exceed the gross proceeds received by the Company in this Offering multiplied by the aggregated percentage that both of the Founders hold, directly and indirectly, in the Company immediately after the completion of this Offering.
     (c) Indemnification of the Company and the Founders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, and each Founder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph and sales to discretionary accounts appearing in the fourteenth paragraph and the information discussing possible stabilization measures appearing in the sixteenth and seventeenth paragraphs under the caption “Underwriting.”
     (d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Founders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Founders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Founders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as, in the case of the Company, the total net proceeds from the offering (before deducting expenses) received by the Company, and in the case of the Founders, the product of the share holding percentage of such Founder immediately after this Offering and the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Founders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection

(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, each of the Founders, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).
     9. Termination. The Representatives may terminate this Agreement, by notice to the Company and the Founders, at any time at or prior to the First Closing Date, if there has been (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change or development involving a prospective change, in the United States, Cayman Islands, PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York, Cayman Islands, or PRC authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States, Cayman Islands, PRC or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Cayman Islands or PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, or its officers, the Founders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company and each of the Founders, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and each of the Founders, and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, N.Y. 10036, Attention: Equity Capital Markets, and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company and each of the Founders, will be mailed, delivered or telegraphed and confirmed to it at 18-1 Guojishangwu Center, 178 Zhonghua Road, Yuzhong District, Chongqing, People’s Republic of China, Attention: the Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this offering, and any action under this Agreement taken by the Representatives jointly or by either Representative individually will be binding upon all the Underwriters.
     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. Absence of Fiduciary Relationship. The Company and each of the Founders acknowledge and agree that:

     (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and each of the Founders on the one hand, and the Representatives on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company and each of the Founders on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Founders following discussions and arms-length negotiations with the Representatives and the Company and the Founders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company and the Founders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Founders and that the Representatives have no obligation to disclose such interests and transactions to the Company and the Founders by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and each of the Founders waives, to the fullest extent permitted by law, any claims any of them may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company and each of the Founders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or each of the Founders, including their respective stockholders, employees or creditors, if applicable.
     17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company and each of the Founders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Founders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and each of the Founders irrevocably appoint Law Debenture as their respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company and each of the Founders by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company and each of the Founders in any such suit or proceeding. The Company and each of the Founders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     The obligation of the Company and each of the Founders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each of the Founders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and each of the Founders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.
(Signature Page Follows)

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Founders and the several Underwriters in accordance with its terms.

Very truly yours,

COUNTRY STYLE COOKING RESTAURANTS CHAIN CO., LTD.

By:
Name:
Title:

Hong Li

By:
Name:
Title:

Xingqiang Zhang

By:
Name:
Title:

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters

SCHEDULE A

	Number of Firm	Maximum Number of
Underwriter	Securities	Optional Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Cowen and Company, LLC
Piper Jaffray & Co.

Total

ANNEX I
Parties to the Lock-up Agreement
Hong Li
Xingqiang Zhang
SIG China Investments One, Ltd
Sequoia Capital China II, L.P.
Dehong Chen
Wenge Li
Qiurong Du
Jing Du
Tim T. Gong
Steve Yue Ji
Chao Sun
Li-Lan Cheng
May Wu
Caimin Zhong
Roy Shengwen Rong
Richard Miao Zhang
Shengshun Li
Le Ding
Cheng Xiao
Yulian He
Chaoyu Mao
Zhong Liu
Quanli Zhou
Li Zhang
Jiang Zhu
Zejun Wang
Gansheng Tian
Xinran Zhang
Guanglin Luo
Xi Luo
Jun Jia
Jun Zheng
Wu Chen

ANNEX II
COUNTRY STYLE COOKING RESTAURANT CHAIN CO., LTD.
LOCK-UP AGREEMENT
_______, 2010
Merrill Lync	h, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036,
U.S.A.
Credit Suisse Securities USA (LLC)
Eleven Madison Avenue
New York, NY 10010-3629
U.S.A.
as Representatives of the several Underwriters named in the Schedule A to the Underwriting Agreement
Dear Sirs:
     As an inducement to the Underwriters to execute the Underwriting Agreement on or around September [27], 2010, among Country Style Cooking Restaurant Chain Co., Ltd. (the “Company”), Ms. Hong Li and Mr. Xingqiang Zhang, as the Founders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as the Representatives on behalf of the several Underwriters named in Schedule A of the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the American Depositary Shares (the “ADSs”), each representing four ordinary shares, par value US$0.001 per ordinary share (the “Ordinary Shares”) of the Company, the undersigned hereby agrees with each Underwriter named in the Underwriting Agreement that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not ,without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise dispose of any Ordinary Shares or ADSs of the Company, or any securities convertible into or exchangeable or exercisable for any of Ordinary Shares or ADSs of the Company (the “Lock-Up Securities”), or enter into a transaction which would have the same effect, or (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in (i) or (ii) is to be settled by delivery of the Ordinary Shares, ADSs or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, sale, contract to sell, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, or (iv) make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the ADSs pursuant to the Underwriting Agreement, to which the Underwriters are or expect to become parties; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the Representatives waive, in writing, such an extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received, by the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     Any Lock-Up Securities received upon exercise of any options and vesting of any restricted shares or restricted share units granted to the undersigned will also be subject to this Agreement. Notwithstanding the foregoing, the aforementioned restrictions on transfers of the Lock-Up Securities shall not apply to the following types of transfers, provided that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer: (i) a transfer of Lock-Up Securities to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned may be made; (ii) transfers upon death by will or intestacy to the undersigned’s immediate family, dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned pursuant to the terms of such trust; and (iii) distributions to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned. Furthermore, the undersigned may sell Ordinary Shares of the Company purchased by the undersigned on the open market following the public offering if such sales are not required to be reported in any public report or filing with the Securities Exchange Commission or otherwise. No filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfers referred to in this paragraph.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this Agreement.
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the offering shall not have closed on or before December 31, 2010. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

By:
Name:
Title:

Annex III
Form of Depositary Letter
[•], 2010
Citibank, N.A. — ADR Depositary
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     Reference is hereby made to that certain Deposit Agreement, dated as of October [1], 2010 (the “Deposit Agreement”), by and among Country Style Cooking Restaurant Chain Co., Ltd., a company incorporated under the laws of the Cayman Islands (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Shares issued thereunder. All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.
     The Company hereby instructs the Depositary, as contemplated in Section [2.3] of the Deposit Agreement not to accept Shares under Section [2.3] of the Deposit Agreement for the purpose of issuance of ADSs unless the Company has consented to such deposit. Attached hereto as Exhibit A is a form of consent the Company intends to use for purposes of consenting to a deposit of Shares under Section [2.3] of the Deposit Agreement.

COUNTRY STYLE COOKING RESTAURANT CHAIN CO., LTD.
By:
Name:	Hong Li
Title:	Chief Executive Officer

FORM OF CONSENT
COUNTRY STYLE COOKING RESTAURANT CHAIN CO., LTD.
                    , 20
Citibank Hong Kong, Custodian
10 /F, Harbour Front II
22, Tak Fung Street
Hung Horn, Kowloon
Hong Kong
Ladies and Gentlemen:
     Country Style Cooking Restaurant Chain Co., Ltd. (the “Company”) hereby consents to the deposit into the ADR facility existing under the terms of the Deposit Agreement, dated as of October [1], 2010 (the “Deposit Agreement”), by and among the Company, Citibank, N.A., as Depositary, and the Holders and Beneficial Owners from time to time of American Depositary Shares issued thereunder, by the person(s) listed below of the Shares set forth opposite their name (none of which are “Restricted Securities” within the meaning given to such term in the Deposit Agreement).

Depositor	Shares

COUNTRY STYLE COOKING RESTAURANT CHAIN CO., LTD.
By:
Name:
Title: